                                                                  EXECUTION COPY

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                               $1,561,613,000(1)

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
 CLASS A-1, CLASS A-1D, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS XP,
          CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D AND CLASS E

                             UNDERWRITING AGREEMENT

                                                                JANUARY 25, 2006

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

GMAC Commercial Holding Capital Markets Corp.
401 Manhattan Beach Boulevard, Suite B
Manhattan Beach, California 90266

Ladies and Gentlemen:

     GMAC Commercial Mortgage Securities, Inc., a Delaware corporation (the
"Company"), proposes to sell to the Underwriters named in Schedule I hereto (the
"Underwriters"), the respective classes of Mortgage Pass-Through Certificates,
Series 2006-C1, that are identified on Schedule I, in each case, having the initial aggregate stated principal amount (a "Class Principal Balance"), or with respect to the Class XP Certificates, the initial aggregate notional principal amount (the "Class Notional Amount"), and initial pass-through rate set forth on
Schedule I (such Certificates, the "Underwritten Certificates"). The Class A-1,
Class A-1D, Class A-1A, Class A-2, Class A-3, Class A-4, Class XP, Class A-M,
Class A-J, Class B, Class C, Class D and Class E Certificates, together with the
Class XC, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
N, Class O, Class P, Class Q, Class S, Class FNB-1, Class FNB-2, Class FNB-3,
Class FNB-4, Class FNB-5, Class FNB-6, Class R-I, Class R-II, Class R-III and
Class R-L Certificates issued therewith (collectively, the "Certificates"), will evidence the entire interest in the Trust Fund (as defined in the Pooling and
Servicing Agreement referred to below) consisting primarily of a pool of multifamily and commercial mortgage loans as described in the Prospectus
Supplement (as hereinafter defined) to be sold by the Company.

     The Certificates will be issued under a pooling and servicing agreement
(the "Pooling and Servicing Agreement") to be dated as of January 1, 2006 among the Company, as depositor,

----------
(1)  Includes original principal amounts only. The Class XP Certificates will have an approximate original notional amount of $1,658,713,000.

GMAC Commercial Mortgage Corporation ("GMACCM"), as master servicer (in such capacity, the "Master Servicer") and serviced whole loan paying agent, GMACCM, as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo
Bank, N.A., as trustee (the "Trustee"). The Certificates are described in the
Base Prospectus and the Prospectus Supplement (each as hereinafter defined)
which the Company has furnished to the Underwriters.

     Certain of the Mortgage Loans (the "GMACCM Mortgage Loans") will be acquired by the Company from GMACCM pursuant to a mortgage loan purchase agreement, dated as of January 25, 2006 (the "GMACCM Mortgage Loan Purchase
Agreement"), between the Company and GMACCM. Certain of the Mortgage Loans (the
"MSMC Mortgage Loans") will be acquired by the Company from Morgan Stanley
Mortgage Capital, Inc. ("MSMC") pursuant to a mortgage loan purchase agreement, dated as of January 25, 2006 (the "MSMC Mortgage Loan Purchase Agreement"),
between the Company and MSMC. Certain of the Mortgage Loans (the "GACC Mortgage
Loans") will be acquired by the Company from German American Capital Corporation
("GACC") pursuant to a mortgage loan purchase agreement, dated as of January 25,
2006 (the "GACC Mortgage Loan Purchase Agreement"), between the Company and
GACC. Certain of the Mortgage Loans (the "CWCapital/GACC Mortgage Loans") will be acquired by the Company from GACC pursuant to a separate mortgage loan purchase agreement, dated as of January 25, 2006 (the "CWCapital/GACC Mortgage
Loan Purchase Agreement"), between the Company and GACC.

     The GMACCM Mortgage Loans, the MSMC Mortgage Loans, the GACC Mortgage Loans
and the CWCapital/GACC Mortgage Loans together are referred to herein as the
"Mortgage Loans." GMACCM, MSMC and GACC are collectively referred to herein as the "Mortgage Loan Sellers." The GMACCM Mortgage Loan Purchase Agreement, the
MSMC Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement
and the CWCapital/GACC Mortgage Loan Purchase Agreement are collectively referred to herein as the "Purchase Agreements." The "Cut-off Date" with respect to each Mortgage Loan shall be the due date for such Mortgage Loan in January,
2006.

     SECTION 1. Representations, Warranties, and Covenants.

                    SECTION 1.1. The Company represents and warrants to, and
          agrees with the Underwriters that:

                         (a) The Company has filed with the Securities and
               Exchange Commission (the "Commission") a registration statement
               (No. 333-123974) on Form S-3 for the registration under the
               Securities Act of 1933, as amended (the "Securities Act"), of
               Mortgage Pass-Through Certificates (issuable in series),
               including the Certificates, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Underwriters. The
               Company proposes to file with the Commission pursuant to Rule
               424(b) under the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations") a
               prospectus supplement (the "Prospectus Supplement"), to
               supplement the prospectus dated April 26, 2005 (the "Base
               Prospectus"), relating to the Certificates and the method of distribution thereof. Such registration statement (No.
               333-123974) including exhibits thereto

                                      -2-

               and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "Registration
               Statement", and the Base Prospectus and the Prospectus Supplement
               and any information incorporated therein by reference (including, without limitation, and only for purposes of clarification, any information filed with the Commission pursuant to a Current
               Report on Form 8-K), together with any amendment thereof or supplement thereto authorized by the Company on or prior to the
               Closing Date for use in connection with the offering of the
               Certificates, are hereinafter called the "Prospectus".

                         (b) The Registration Statement has become effective,
               and the Registration Statement as of the Effective Date (as
               defined in this paragraph) and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Securities Act and the
               Securities Act Regulations; and the Registration Statement, as of
               the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact
               required to be stated therein or necessary to make the statements therein not misleading; and the Issuer Free Writing Prospectus
               (as defined herein) as of its date did not and at all times prior to the date of the Prospectus Supplement did not, and the
               Prospectus, as of the date of the Prospectus Supplement did not and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor
               GMACCM makes any representations or warranties as to (i) any
               Underwriter Prepared Issuer FWP except to the extent of any information therein that constitutes Pool Information (as defined herein) or is Issuer Information that is contained in, and was accurately extracted from, the Issuer Free Writing Prospectus
               (provided, however, that the Company makes no representation as to any such Issuer Information that was extracted from the Issuer
               Free Writing Prospectus if the Underwriter Prepared Issuer FWP
               omitted other material Issuer Information from the Issuer Free
               Writing Prospectus that would have corrected such error or omission) or (ii) any information contained in or omitted from the Registration Statement, the Issuer Free Writing Prospectus or
               the Prospectus or any amendment thereof or supplement thereto that is Excluded Information (as defined herein); provided, further, that neither the Company nor GMACCM makes any
               representations or warranties as to any information contained in or omitted from the portions of the Issuer Free Writing
               Prospectus or the Prospectus identified by underlining or other highlighting as shown in Exhibit B (the "Underwriter
               Information"); provided, further, that, solely with respect to the sale of the Certificates under this Agreement, neither the
               Company nor, except as contemplated by Section 1.2(a), GMACCM, makes any representations or warranties as to any information contained in or omitted from the Issuer Free Writing Prospectus or the Prospectus Supplement, or Annex A or Annex B to the Issuer
               Free Writing Prospectus or the Prospectus Supplement, or the
               Diskette, insofar as such information relates to (w) the Mortgage
               Loan Sellers, (x) the Mortgage Loans, the DDR/Macquarie Mervyn's
               Portfolio Whole Loan, the Design Center of the Americas Whole
               Loan, the James Center Whole Loan or

                                      -3-

               The Outlets at Hershey Whole Loan (as defined in the Prospectus
               Supplement) or the Mortgaged Properties related thereto, (y) any intercreditor agreement(s) relating to the Mortgage Loans, the
               DDR/Macquarie Mervyn's Portfolio Whole Loan, the Design Center of
               the Americas Whole Loan, the James Center Whole Loan or The
               Outlets at Hershey Whole Loan or (z) the GE 2005-C4 Pooling and
               Servicing Agreement (as defined in the Prospectus Supplement)
               (such information described in the foregoing clauses (w), (x),
               (y) and (z), the "Mortgage Loan Seller Information"), other than that the Mortgage Loan Seller Information (exclusive of the Loan
               Detail (as defined herein) and the information on the Diskette
               (as defined herein)) that represents a restatement or aggregation of the information on the Loan Detail, accurately reflects the information contained in the Loan Detail; provided, further, that neither the Company nor GMACCM makes any representations or warranties with respect to the Diskette or Term Sheet Diskette to the extent that the information set forth in the Diskette is different than the information set forth in the Loan Detail or the information set forth in the Term Sheet Diskette is different than the information set forth in the Term Sheet Master Tape.
               Neither the Company nor, except as contemplated by Section
               1.2(a), GMACCM makes any representations or warranties, however, as to the accuracy or completeness of any information in the Loan
               Detail. The Company acknowledges that, except for the Term Sheet
               FWP, the Underwriter Information constitutes the only information furnished in writing by or on behalf of any Underwriter for use in connection with the preparation of the Registration Statement, the Issuer Free Writing Prospectus or the Prospectus, and the
               Underwriters confirm that the Underwriter Information is correct.
               The "Effective Date" shall mean the earlier of the date on which the Prospectus Supplement is first used and the time of the first
               Contract of Sale (as defined herein).

               The initial effective date of the Registration Statement was within three (3) years of the Closing Date. If the third
               anniversary of the initial effective date of the Registration
               Statement occurs within six months after the Closing Date, the
               Company will use its best efforts to take such action as may be necesssary or appropriate to permit the public offering and sale of the Certificates as contemplated hereunder.

                              (i) "ABS Informational and Computational
                         Materials" shall have the meaning given such term in
                         Item 1101 of Regulation AB.

                              (ii) "Contract of Sale" has the same meaning as in
                         Rule 159 of the Securities Act Regulations and all
                         Commission guidance relating to Rule 159.

                              (iii) "Diskette" shall mean the diskette attached
                         to the Prospectus.

                              (iv) "Excluded Information" shall mean, with
                         respect to (x) each of the Registration Statement, the
                         Issuer Free Writing Prospectus and the Prospectus, the
                         information identified by underlining or other

                                      -4-

                         highlighting as shown on Exhibit A, and (y) each
                         Underwriter Prepared Issuer FWP and each Underwriter
                         FWP, all information contained therein which is
                         restated in, or is corrected and superseded by, the
                         Issuer Free Writing Prospectus.

                              (v) "Free Writing Prospectus" shall have the
                         meaning given such term in Rules 405 and 433 of the
                         Securities Act Regulations.

                              (vi) "Issuer Free Writing Prospectus" shall mean
                         the Free Writing Prospectus dated January 20, 2006
                         entitled "Free Writing Prospectus to Accompany
                         Prospectus dated April 26, 2005", as filed with the
                         Commission on January 24, 2006, as supplemented and
                         superseded in part by the Free Writing Prospectus
                         entitled "CMBS: GMAC 2006-C1 Updated Annex A" as filed
                         on January 26, 2006 with the Commission.

                              (vii) "Issuer Information" shall mean any
                         information of the type specified in clauses (1) - (5)
                         of footnote 271 of Commission Release No. 33-8591
                         (Securities Offering Reform), other than Underwriter
                         Derived Information. Consistent with such definition,
                         "Issuer Information" shall not be deemed to include any
                         information in a Free Writing Prospectus solely by
                         reason of the Company's review of the materials
                         pursuant to Section 4.4(e) below and, consistent with
                         Securities Offering Reform Questions and Answers,
                         November 30, 2005 promulgated by the staff of the
                         Commission, "Issuer Information" shall not be deemed to
                         include any information in a Free Writing Prospectus
                         solely by reason that the Underwriters have agreed not
                         to use such Free Writing Prospectus without consent of
                         the Company.

                              (viii) "Loan Detail" means the information set
                         forth on the pages between A-17 and A-18, inclusive of
                         Annex A to the Prospectus Supplement.

                              (ix) "Pool Information" means the compilation of
                         information and data regarding the Mortgage Loans
                         covered by the final Agreed Upon Procedures Letter
                         dated January 25, 2006 and rendered by Deloitte &
                         Touche, L.L.P.

                              (x) "Term Sheet Diskette" shall mean the diskette,
                         if any, attached to the Term Sheet FWP.

                              (xi) "Term Sheet FWP" shall mean the Free Writing
                         Prospectus entitled "Structural and Collateral Term
                         Sheet" which appears as Annex C to the Issuer Free
                         Writing Prospectus.

                              (xii) "Term Sheet Master Tape" shall mean the tape
                         provided by GMACCM that was used to create the Term
                         Sheet Diskette.

                                      -5-

                              (xiii) "Underwriter Derived Information" shall
                         refer to information of the type described in clause
                         (5) of footnote 271 of Commission Release No. 33-8591
                         (Securities Offering Reform) when prepared by the
                         Underwriters, including traditional computational and
                         analytical materials prepared by the Underwriters.

                              (xiv) "Underwriter FWP" shall mean all Free
                         Writing Prospectuses prepared by or on behalf of the
                         Underwriters other than any Underwriter Prepared Issuer
                         FWP.

                              (xv) "Underwriter Prepared Issuer FWP" shall mean
                         the Term Sheet FWP and any other Free Writing
                         Prospectus prepared by or on behalf of the Underwriters
                         that contains any Issuer Information, including any
                         Free Writing Prospectus or portion thereof prepared by
                         or on behalf of the Underwriters that contains only a
                         description of the final terms of the Certificates or
                         of the offering of the Certificates.

                              (xvi) "Written Communication" shall have the
                         meaning given such term in Rule 405 of the Securities
                         Act Regulations.

                         (c) The Company has been duly incorporated and is
               validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to conduct its business as presently conducted by it.

                         (d) This Agreement has been duly authorized, executed
               and delivered by the Company and, assuming due authorization, execution and delivery by the Underwriters, constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, subject to (i)
               applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights
               generally, (ii) generally principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy
               considerations limit the enforceability of the provisions of this
               Agreement that purport to provide indemnification for securities laws liabilities.

                         (e) As of the Closing Date (as defined herein), the
               Certificates will conform in all material respects to the
               description thereof contained in the Prospectus and the
               representations and warranties of the Company in the Pooling and
               Servicing Agreement will be true and correct in all material respects.

                         (f) The Company was not, as of any date on or after
               which a bona fide offer (as used in Rule 164(h)(2) of the
               Securities Act Regulations) of the Certificate is made, an
               Ineligible Issuer, as such term is defined in Rule 405 of the
               Securities Act Regulations. The Company shall comply with all applicable laws and regulations in connection with the use of
               Free Writing Prospectuses,

                                      -6-

               including but not limited to Rules 164 and 433 of the Securities
               Act Regulations and all Commission guidance relating to Free
               Writing Prospectuses, including but not limited to Commission
               Release No. 33-8591.

                    SECTION 1.2. GMACCM represents and warrants to and agrees
          with you that:

                         (a) As of the Closing Date, the representations and
               warranties of GMACCM in the Pooling and Servicing Agreement and
               in Section 4(b) of the GMACCM Mortgage Loan Purchase Agreement
               will be true and correct in all material respects.

                         (b) This Agreement has been duly authorized, executed
               and delivered by GMACCM and, assuming the due authorization, execution and delivery by the Underwriters, constitutes a valid, legal and binding obligation of GMACCM, enforceable against
               GMACCM in accordance with the terms hereof, subject to (i)
               applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights
               generally, (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws to the extent that such public policy
               considerations limit the enforceability of the provisions of this
               Agreement that purport to provide indemnification for securities laws liabilities.

                    SECTION 1.3. Each Underwriter represents and warrants to and agrees with the Company and GMACCM that:

                         (a) With respect to each class of Underwritten
               Certificates, if any, to be issued in authorized denominations of
               $25,000 or lesser initial principal balance or evidencing
               percentage interests in such class of less than 20%, as the case may be, the fair market value of all such Underwritten
               Certificates sold to any single Person on the date of initial sale thereof by such Underwriter will not be less than $100,000.

                         (b) As of the date hereof and as of the Closing Date,
               such Underwriter has complied with all of its obligations
               hereunder and all Underwriter Prepared Issuer FWP, Underwriter
               FWP and Underwriter Information is accurate in all material respects (taking into account the assumptions explicitly set forth in such Underwriter Prepared Issuer FWP and Underwriter
               FWP, except to the extent of any errors therein that are caused by errors or omissions in the Pool Information) and include all assumptions material to the preparation thereof. The Term Sheet
               FWP and the other Underwriter Prepared Issuer FWP, if any, provided by such Underwriter to the Company constitute a complete set of all Underwriter Prepared Issuer FWP delivered by such
               Underwriter to any prospective investors that are required to be filed with the Commission.

                                      -7-

                         (c) No Contract of Sale was entered into prior to 9:35
               a.m. on January 25, 2006.

                    SECTION 1.4. Each Underwriter agrees with the Company and
          GMACCM that it will cause the Person(s) acquiring the Residual
          Certificates on the Closing Date, to execute and deliver, the Transfer
          Affidavit and Agreement referred to in Section 5.02 of the Pooling and
          Servicing Agreement, substantially in the form of Exhibit C-1 to the
          Pooling and Servicing Agreement.

     SECTION 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the actual principal amounts (or with respect to the Class XP Certificates, the actual notional principal amount) or percentage interests set forth in Schedule I hereto in the respective classes of Underwritten Certificates at a price for each such class set forth in Schedule I hereto. There will be added to the purchase prices of the Underwritten Certificates an amount equal to interest accrued thereon from
January 1, 2006 to but not including the Closing Date.

     SECTION 3. Delivery and Payment. Delivery of and payment for the
Underwritten Certificates shall be made at the offices of Orrick, Herrington &
Sutcliffe LLP, New York, New York 10103 at 10:00 a.m., New York City time, on
January 31, 2006 or such later date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the
Company (such date and time of delivery and payment for the Underwritten
Certificates being herein called the "Closing Date"). Delivery of the
Underwritten Certificates (also referred to herein as the "DTC Registered
Certificates") shall be made to the respective accounts of the Underwriters through DTC, in each case against payment by the Underwriters to or upon the order of each Mortgage Loan Seller by wire transfer in immediately available funds of the amount that has been agreed to by each such Mortgage Loan Seller and the Company (net of certain expenses, which will be paid by the Underwriters on behalf of the Company). As a further condition to the delivery of the DTC
Registered Certificates, each Underwriter shall have furnished by telephonic notice to the applicable Mortgage Loan Seller the federal reference number for the related wire transfer to such Mortgage Loan Seller and shall have furnished to the Company each such federal reference number as soon as practicable after such federal reference number becomes available.

     SECTION 4. Offering by Underwriters.

                    SECTION 4.1. It is understood that the Underwriters propose to offer the Underwritten Certificates for sale to the public as set forth in the Prospectus, and the Underwriters agree that all offers and sales by the Underwriters shall be made in compliance with all applicable laws and regulations. Prior to the date of the first
          Contract of Sale made based on the Issuer Free Writing Prospectus, the
          Underwriters have not pledged, sold, disposed of or otherwise transferred any Certificate or any interest in any Certificate. It is further understood that the Company, in reliance upon a no-filing letter from the Attorney General of the State of New York granted pursuant to Policy Statement 105, has not and will not file an offering statement pursuant to Section 352-e of the General Business
          Law of the State of New York with

                                      -8-

          respect to the Underwritten Certificates. As required by Policy
          Statement 105, each Underwriter therefore covenants and agrees with the Company that sales of the Underwritten Certificates made by such
          Underwriter in and from the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

                    SECTION 4.2. It is understood that the Underwriters will
          solicit offers to purchase the Certificates as follows:

                         (a) Prior to the time the Underwriters have received
               the Issuer Free Writing Prospectus, the Underwriters may, in
               compliance with the provisions of this Agreement, solicit offers to purchase Certificates; provided, that the Underwriters shall not accept any such offer to purchase a Certificate or any interest in any Certificate or otherwise enter into any Contract of Sale for any Certificate or any interest in any Certificate prior to its conveyance of the Issuer Free Writing Prospectus to the investor.

                         (b) Any Written Communication relating to the
               Certificates made by an Underwriter in compliance with the terms of this Agreement prior to the time such Underwriter has entered into a Contract of Sale for Certificates with the recipient shall prominently set forth the following statements (or substantially similar statements approved by the Company):

                              The information in this free writing prospectus,
                              if conveyed prior to the time of your contractual
                              commitment to purchase any of the Certificates,
                              supersedes any information contained in any prior
                              similar materials relating to the Certificates.
                              The information in this free writing prospectus is
                              preliminary, and is subject to completion or
                              change. This free writing prospectus is being
                              delivered to you solely to provide you with
                              information about the offering of the Certificates
                              referred to in this free writing prospectus and to
                              solicit an offer to purchase the Certificates,
                              when, as and if issued. Any such offer to purchase
                              made by you will not be accepted and will not
                              constitute a contractual commitment by you to
                              purchase any of the Certificates, until we have
                              accepted your offer to purchase Certificates.

                              The Certificates referred to in these materials
                              are being sold when, as and if issued. The issuer
                              is not obligated to issue such Certificates or any
                              similar security and the underwriter's obligation
                              to deliver such Certificates is subject to the
                              terms and conditions of the underwriting agreement
                              with the issuer and the availability of such
                              Certificates when, as and if issued by the issuer.
                              You are advised that the terms of the
                              Certificates, and the characteristics of the
                              mortgage loan pool backing them, may change (due,
                              among other things, to the possibility that
                              mortgage loans that comprise the pool may become
                              delinquent or defaulted or may be removed

                                      -9-

                              or replaced and that similar or different mortgage
                              loans may be added to the pool, and that one or
                              more classes of Certificates may be split,
                              combined or eliminated), at any time prior to
                              issuance or availability of a final prospectus.
                              You are advised that Certificates may not be
                              issued that have the characteristics described in
                              these materials. The underwriter's obligation to
                              sell such Certificates to you is conditioned on
                              the mortgage loans and Certificates having the
                              characteristics described in these materials. If
                              for any reason the issuer does not deliver such
                              Certificates, the underwriter will notify you, and
                              neither the issuer nor any underwriter will have
                              any obligation to you to deliver all or any
                              portion of the Certificates which you have
                              committed to purchase, and none of the issuer nor
                              any underwriter will be liable for any costs or
                              damages whatsoever arising from or related to such
                              non-delivery.

                    SECTION 4.3. It is understood that no Underwriter has
          entered into or will enter into a Contract of Sale with any investor until the Issuer Free Writing Prospectus has been conveyed to the investor with respect to the Certificates which are the subject of such Contract of Sale.

                    SECTION 4.4. It is understood that the Underwriters may
          prepare and provide to prospective investors certain Free Writing
          Prospectuses, subject to the following conditions:

                         (a) Unless preceded or accompanied by a prospectus
               satisfying the requirements of Section 10(a) of the Act, the
               Underwriters shall not convey or deliver any Written
               Communication to any person in connection with the initial offering of the Certificates, unless such Written Communication
               (i) is made in reliance on Rule 134 under the Act, (ii)
               constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (iii) constitutes a Free Writing Prospectus (as defined in Section 1.1(b) above) consisting solely of (x)
               information of a type included within the definition of ABS
               Informational and Computational Materials or (y) information accurately extracted from the Issuer Free Writing Prospectus and included in any Underwriter Prepared Issuer FWP or any
               Underwriter FWP.

                         (b) The Underwriters shall comply with all applicable
               laws and regulations in connection with the use of Free Writing
               Prospectuses, including but not limited to Rules 164 and 433 of the Securities Act Regulations and all Commission guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.

                         (c) It is understood and agreed that all information
               provided by the Underwriters to or through Bloomberg or Intex or similar entities for use by prospective investors, or imbedded in any CDI file provided to prospective investors, or in any email or other electronic message provided to prospective investors, to the extent constituting a Free Writing Prospectus, shall be deemed

                                      -10-

               for purposes of this Agreement to be an Underwriter FWP or
               Underwriter Prepared Issuer FWP, as applicable. In connection therewith, each Underwriter agrees that it shall not provide any information constituting Issuer Information through the foregoing media unless (i) such information is contained either in the
               Issuer Free Writing Prospectus or an Underwriter Prepared Issuer
               FWP in compliance with Section 4.4(e) or (ii) to the extent such information consists of the terms of the Certificates, the final version of the terms of the Certificates is contained either in the Issuer Free Writing Prospectus or in an Underwriter Prepared
               Issuer FWP in compliance with Section 4.4(e).

                         (d) All Free Writing Prospectuses provided to
               prospective investors, whether or not filed with the Commission, shall bear a legend including the following statement (or a substantially similar statement approved by the Company):

                              "THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT
                              (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND
                              EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO
                              WHICH THIS COMMUNICATION RELATES. BEFORE YOU
                              INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT
                              REGISTRATION STATEMENT AND OTHER DOCUMENTS THE
                              DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE
                              INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING.
                              YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
                              VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.
                              ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR
                              ANY DEALER PARTICIPATING IN THE OFFERING WILL
                              ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF
                              YOU REQUEST IT BY CALLING TOLL-FREE
                              1-8[XX-XXX-XXXX] OR VIA EMAIL AT ______________.

               Each of the Company and the Underwriters shall have the right to request additional specific legends or notations to appear on any
               Free Writing Prospectus and shall have the right to require changes regarding the use of terminology and the right to
               determine the types of information appearing therein with the approval of the other (which shall not be unreasonably withheld).

                         (e) The Underwriters shall deliver to the Company and
               its counsel (in such format as reasonably required by the
               Company), prior to the proposed date of first use thereof (unless such timing requirement is waived by the Company), any
               Underwriter Prepared Issuer FWP. To facilitate filing to the extent required by Section 5.10 or 5.11, as applicable, all
               Underwriter Derived Information shall be set forth in a document separate from any Underwriter Prepared Issuer FWP including
               Issuer Information. Notwithstanding the foregoing, the
               Underwriters shall not be required to deliver an Underwriter
               Prepared Issuer FWP to the extent that it does not contain substantive changes from or additions to any Underwriter

                                      -11-

               Prepared Issuer FWP previously approved by the Company. In the event that the Underwriters use any Underwriter Prepared Issuer
               FWP without complying with the foregoing requirements, that
               Underwriter Prepared Issuer FWP shall be deemed to be an
               Underwriter FWP for purposes of Section 7.1 and 7.2.

                         (f) The Underwriters shall provide the Company with a
               letter from Deloitte & Touche LLP, certified public accountants, prior to the Closing Date, satisfactory in form and substance to the Company, GMACCM and their respective counsels and the
               Underwriters, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company and the Underwriters, as a result of which they determined that certain information of an accounting, financial or statistical nature that is included in any Underwriter
               Prepared Issuer FWP, other than any Pool Information therein, is accurate except as to such matters that are not deemed by the
               Company and the Underwriters to be material. The foregoing letter shall be at the expense of the Underwriters.

                         (g) None of the information in any Free Writing
               Prospectus may conflict with the information then contained in the Registration Statement or any prospectus or prospectus supplement that is a part thereof.

                         (h) The Company shall not be obligated to file any
               Issuer Free Writing Prospectus that has been determined to contain any material error or omission unless such Issuer Free
               Writing Prospectus has been provided to a prospective investor, in which case, the Underwriters shall cooperate with the Company to prepare a corrective Issuer Free Writing Prospectus that the
               Underwriters will provide to any such prospective investor and the Company shall file to the extent required herein. In the event that the Underwriters become aware that, as of the date on which an investor entered into a Contract of Sale, any Free
               Writing Prospectus prepared by or on behalf of the Underwriters and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such
               Free Writing Prospectus, a "Defective Free Writing Prospectus"),
               the Underwriters shall notify the Company thereof as soon as practical but in any event within one business day after
               discovery.

                         (i) If the Underwriters do not provide any Free Writing
               Prospectuses to the Company pursuant to subsection (e) above, the
               Underwriters shall be deemed to have represented, as of the
               Closing Date, that they did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that would constitute an
               Underwriter Prepared Issuer FWP.

                         (j) In the event of any delay in the delivery by the
               Underwriters to the Company of any Underwriter Prepared Issuer
               FWP required to be delivered in accordance with subsection (e)
               above, or in the delivery of the accountant's

                                      -12-

               comfort letter in respect thereof pursuant to subsection (f)
               above, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the
               Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5.10 to file such Underwriter
               Prepared Issuer FWP by the time specified therein.

                         (k) Each Underwriter represents that it has in place,
               and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the Securities Act Regulations with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Certificates. In addition, each Underwriter shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of the following:

                              (i) any Free Writing Prospectus used by the
                         Underwriter to solicit offers to purchase Certificates
                         to the extent not filed with the Commission;

                              (ii) regarding each Free Writing Prospectus
                         delivered by the Underwriter to an investor, the date
                         of such delivery and identity of such investor; and

                              (iii) regarding each Contract of Sale entered into
                         by such Underwriter, the date, identity of the investor
                         and the terms of such Contract of Sale, as set forth in
                         the related confirmation of trade.

                         (l) Each Underwriter covenants with the Company that
               after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus. It is understood and agreed that the use of written information in accordance with the preceding sentence is not a Free Writing Prospectus and is not otherwise restricted or governed in any way by this Agreement.

                    SECTION 4.5. Each Underwriter further agrees that, on or
          prior to the sixth day after the Closing Date, it shall provide the
          Company with a certificate, substantially in the form of Exhibit C attached hereto, setting forth (i) in the case of each class of
          Underwritten Certificates, (a) if less than 10% of the aggregate actual principal balance of such class of Underwritten Certificates has been sold to the public as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit C hereto, or (b) if 10% or more of such class of Underwritten Certificates has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate actual principal balance of such class of Underwritten
          Certificates, then the weighted average price at which the
          Underwritten Certificates of such class were sold expressed as a percentage of the aggregate actual principal balance of such class of
          Underwritten Certificates sold, or (c) the first single price at which at least 10% of the

                                      -13-

          aggregate actual principal balance of such class of Underwritten
          Certificates was sold to the public, (ii) the prepayment assumption used in pricing each class of Underwritten Certificates, and (iii)
          such other information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to each class of Underwritten Certificates to the extent such information can in the good faith judgment of such
          Underwriter be determined by it.

                    SECTION 4.6. Each Underwriter agrees that (i) if the
          Prospectus is not delivered with the confirmation in reliance on Rule
          172, it will include in every confirmation sent out the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from the Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, the Underwriter shall deliver a printed or paper copy of such Prospectus; and (iii) if an electronic copy of the Prospectus is delivered by the Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to the Underwriter by or on behalf of the
          Company specifically for use by the Underwriter pursuant to this
          Section 4.6; for example, if the Prospectus is delivered to the
          Underwriter by or on behalf of the Company in a single electronic file in pdf format, then the Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in pdf format.
          Each Underwriter further agrees that (i) if it delivers to an investor the Prospectus in pdf format, upon the Underwriter's receipt of a request from the investor within the period for which delivery of the
          Prospectus is required, the Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the
          Prospectus and (ii) it will provide to the Company any Underwriter
          Prepared Issuer FWP, or portions thereof, which the Company is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Company such Underwriter Prepared
          Issuer FWP, or portions thereof, in either Microsoft Word(R) or
          Microsoft Excel(R) format and not in a pdf, except to the extent that the Company, in its sole discretion, waives such requirements.

     SECTION 5. Agreements. The Company agrees with the several Underwriters that:

                    SECTION 5.1. Before amending or supplementing the
          Registration Statement or the Prospectus with respect to the
          Underwritten Certificates, the Company will furnish the Underwriters with a copy of each such proposed amendment or supplement.

                    SECTION 5.2. The Company will cause the Prospectus
          Supplement to be transmitted to the Commission for filing pursuant to
          Rule 424(b) under the Securities Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

                    SECTION 5.3. If, during the period after the first date of the public offering of the Underwritten Certificates in which a prospectus relating to the Underwritten Certificates is required to be delivered under the Securities Act, any event occurs as a

                                      -14-

          result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities
          Act or the Securities Act Regulations, the Company promptly will prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

                    SECTION 5.4. If the Company or the Underwriters determine or become aware that any Written Communication (including without limitation the Issuer Free Writing Prospectus) or oral statement (when considered in conjunction with all information conveyed at the time of
          Contract of Sale) contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either the
          Company or the Underwriters may prepare corrective information with notice to the other parties, and the Underwriters shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of Sale was entered into, and such information shall provide any such person with the following:

                         (a) Adequate disclosure of the contractual arrangement;

                         (b) Adequate disclosure of the person's rights under
               the existing Contract of Sale at the time termination is sought;

                         (c) Adequate disclosure of the new information that is
               necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale;
               and

                         (d) A meaningful ability to elect to terminate or not
               terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

          Any costs incurred to the investor in connection with any such termination or reformation shall be subject to Sections 7.1 and 7.2, as applicable.

                    SECTION 5.5. The Company will furnish to the Underwriters, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Securities Act, as many copies of the Prospectus, any documents incorporated by reference therein, and any amendments and supplements thereto as the
          Underwriters may reasonably request; provided, however, that if the
          Prospectus is not delivered with the confirmation in reliance on Rule
          172, the Underwriters will provide the notice specified in Section 4.6 in every confirmation and will deliver a paper copy of the prospectus to those investors that request a paper copy thereof.

                                      -15-

                    SECTION 5.6. The Company agrees, so long as the Underwritten
          Certificates shall be outstanding, or until such time as the several
          Underwriters shall cease to maintain a secondary market in the
          Certificates, whichever first occurs, to deliver to the Underwriters the annual statement as to compliance delivered to the Company and the
          Trustee pursuant to Section 12.07 of the Pooling and Servicing
          Agreement and the annual attestation of a firm of independent public accountants furnished to the Company and the Trustee pursuant to
          Section 12.09 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Company.

                    SECTION 5.7. The Company will endeavor to arrange for the
          qualification of the Underwritten Certificates for sale under the laws of such jurisdictions as the Underwriters may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Underwritten Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                    SECTION 5.8. Except as herein provided, the several
          Underwriters shall be responsible only for paying all costs and expenses incurred by them, including the fees and disbursements of their counsel, in connection with the purchase and sale of the
          Underwritten Certificates.

                    SECTION 5.9. If, during the period after the Closing Date in which a prospectus relating to the Underwritten Certificates is required to be delivered under the Securities Act, the Company receives notice that a stop order suspending the effectiveness of the
          Registration Statement or preventing the offer and sale of the
          Underwritten Certificates is in effect, the Company will advise the
          Underwriters of the issuance of such stop order.

                    SECTION 5.10. The Company shall file the Issuer Free Writing
          Prospectus, and any Underwriter Prepared Issuer FWP provided to it by the Underwriters under Section 4.4, not later than the date of first use thereof, except that:

                         (a) the Issuer Free Writing Prospectus or Underwriter
               Prepared Issuer FWP or portion thereof otherwise required to be filed that contains only (1) a description of the final terms of the Certificates may be filed by the Company within two days of the later of the date such final terms have been established for all classes of Certificates and the date of first use, and (2) a description of the terms of the Certificates that does not reflect the final terms after they have been established for all classes of all Certificates is not required to be filed; and

                         (b) if the Issuer Free Writing Prospectus or
               Underwriter Prepared Issuer FWP includes only information of a type included in the definition of ABS Informational and
               Computational Materials, the Company shall file the same within the later of two business days after the Underwriters first provide this information to investors and the date upon which the
               Company is required to file

                                      -16-

               the Prospectus Supplement with the Commission pursuant to Rule
               424(b)(3) of the Act.

          provided further, that prior to the filing of any Underwriter Prepared
          Issuer FWP by the Company, the Underwriters must comply with their obligations pursuant to Section 4.4 and that the Company shall not be required to file any Free Writing Prospectus to the extent such Free
          Writing Prospectus includes information in a Free Writing Prospectus or Prospectus previously filed with the Commission or that does not contain substantive changes from or additions to a Free Writing
          Prospectus previously filed with the Commission.

                    SECTION 5.11. The Underwriters shall file any Underwriter
          FWP that has been distributed by the Underwriters in a manner reasonably designed to lead to its broad, unrestricted dissemination within the later of two business days after the Underwriters first provide this information to investors and the date upon which the
          Company is required to file the Prospectus Supplement with the
          Commission pursuant to Rule 424(b)(3) of the Act or otherwise as required under Rule 433 of the Act; provided, however, that the
          Underwriters shall not be required to file any Underwriter FWP to the extent such Underwriter FWP includes information in a Free Writing
          Prospectus or Prospectus previously filed with the Commission or that does not contain substantive changes from or additions to a Free
          Writing Prospectus previously filed with the Commission.

                    SECTION 5.12. The Company acknowledges and agrees that each
          Underwriter is acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.
          Additionally, none of the Underwriters is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

     SECTION 6. Conditions to the Obligations of the Underwriters. The
Underwriters' obligation to purchase the Underwritten Certificates shall be subject to the following conditions:

                    SECTION 6.1. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) as applicable under the Securities Act.

                                      -17-

                    SECTION 6.2. Since January 1, 2006, there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company or GMACCM.

                    SECTION 6.3. The Company shall have delivered to the
          Underwriters a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Company to the
          effect that the signer of such certificate has examined this
          Agreement, the Issuer Free Writing Prospectus, the Prospectus, the
          Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

                         (a) the representations and warranties of the Company
               in this Agreement and in the Pooling and Servicing Agreement are
               true and correct in all material respects; and

                         (b) the Company has, in all material respects, complied
               with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the
               Closing Date.

                    SECTION 6.4. GMACCM shall have delivered to the Underwriters a certificate, dated the Closing Date, of the President, a Senior Vice
          President or a Vice President of GMACCM to the effect that the signer of such certificate has examined the Pooling and Servicing Agreement and this Agreement and that, to the best of his or her knowledge after reasonable investigation, the representations and warranties of GMACCM contained in the Pooling and Servicing Agreement and in this Agreement are true and correct in all material respects.

                    SECTION 6.5. The Underwriters shall have received the
          opinions of Orrick, Herrington & Sutcliffe LLP, special counsel for the Company and GMACCM, dated the Closing Date as to such matters reasonably requested by the Underwriters, the opinion of Elizabeth
          Kim, Esq., associate counsel for the Company and GMACCM dated the
          Closing Date, as to such matters reasonably requested by the
          Underwriters.

                    SECTION 6.6. The Underwriters shall have received from their counsel an opinion dated the Closing Date in form and substance reasonably satisfactory to the Underwriters.

                    SECTION 6.7. The Underwriters shall have received from
          Deloitte & Touche, L.L.P., certified public accountants, (a) a letter dated the date hereof and reasonably satisfactory in form and substance to the Underwriters and their counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by you, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Issuer Free Writing Prospectus and the Prospectus
          Supplement, in each case under the captions "Description of the
          Mortgage Pool," "Description of the Certificates" and "Yield and
          Maturity Considerations", agrees with the records of the Company and the Mortgage

                                      -18-

          Loan Sellers excluding any questions of legal interpretation and (b)
          the letter prepared pursuant to Section 4.4(e) hereof.

                    SECTION 6.8. The respective classes of Underwritten
          Certificates shall have been rated as set forth on Schedule I.

                    SECTION 6.9. The Underwriters shall have received, with
          respect to the Trustee, a favorable opinion of counsel, dated the
          Closing Date, addressing the valid existence of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party and, subject to standard limitations regarding laws affecting creditors' rights and general principles of equity, the enforceability of the Pooling and Servicing Agreement against such party. Such opinion may express its reliance as to factual matters on
          representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion may be qualified as an opinion only on the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

                    SECTION 6.10. The Underwriters shall have received from
          Orrick, Herrington & Sutcliffe LLP, special counsel to the Company, and from Elizabeth Kim, associate counsel, to the Company, reliance letters with respect to any opinions delivered to the rating agencies identified on Schedule I hereto.

                    SECTION 6.11. The Underwriters shall have received from
          counsel to each Mortgage Loan Seller, the opinions substantially to the effect set forth in Section 8(e) and (f) of each Mortgage Loan
          Seller's respective Mortgage Loan Purchase Agreement.

                    SECTION 6.12. The Company will furnish the Underwriters with conformed copies of the above opinions, certificates, letters and documents as they reasonably request.

     SECTION 7. Indemnification and Contribution.

                    SECTION 7.1. The Company and GMACCM, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either
          Section 15 of the Securities Act or Section 20 of the Securities
          Exchange Act of 1934 (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Underwritten
          Certificates as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus or incorporated by reference therein (if used within the period set forth in

                                      -19-

          Section 5.3 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or in the
          Diskette or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in the Issuer
          Free Writing Prospectus, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) caused by any untrue statement of a material fact or alleged untrue statement of a material fact contained in any Underwriter
          Prepared Issuer FWP or any Underwriter FWP or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading that was in either case caused by any error or omission in the Pool Information or in Issuer Information that is contained in the Issuer Free Writing Prospectus, except, in the case of clauses (ii) and (iii), insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon any information with respect to which the Underwriters have agreed to indemnify the Company pursuant to Section 7.2; provided that the Company and GMACCM will be liable for any such loss, claim, damage or liability that arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the
          Mortgage Loan Seller Information or Pool Information only if and to the extent that (i) any such untrue statement is with respect to information regarding the GMACCM Mortgage Loans contained in the Loan
          Detail or, to the extent consistent with the Loan Detail, the Diskette or (ii) any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to information regarding any or all of the Mortgage Loan Sellers, any or all of the Mortgage
          Loans or any or all of the Mortgaged Properties related thereto contained in any Underwriter Prepared Issuer FWP, the Issuer Free
          Writing Prospectus or the Prospectus Supplement (exclusive of the Loan
          Detail) (provided that with respect to information set forth in Annex
          B specifically attributed to any appraisal for the related Mortgaged
          Property, only if such information is misstated in Annex B), and such information represents a restatement or aggregation of information contained in the Loan Detail, or (iii) any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to information regarding GMACCM, the GMACCM Mortgage Loans, the Seven Springs Village Whole Loan or any or all of the Mortgaged
          Properties related thereto contained in an Underwriter Prepared Issuer
          FWP, the Issuer Free Writing Prospectus or the Prospectus Supplement
          (exclusive of the Loan Detail) (provided that with respect to information set forth in Annex B specifically attributed to any appraisal for the related Mortgaged Property, only if such information is misstated in Annex B), and such information does not represent a restatement or aggregation of information contained in the Loan
          Detail; and provided that none of the Company, GMACCM or any
          Underwriter will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged

                                      -20-

          untrue statement or omission or alleged omission made therein relating to the Excluded Information.

                    SECTION 7.2. Each Underwriter agrees, severally and not
          jointly to indemnify and hold harmless the Company, GMACCM, their respective directors or officers and any person who controls the
          Company or GMACCM within the meaning of either Section 15 of the
          Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (i) caused by any untrue statement or alleged untrue statement of material fact contained in the Underwriter Information, or any omission or alleged omission to state therein any material fact required to be stated
          therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) caused by any untrue statement or alleged untrue statement of material fact contained in any Underwriter FWP, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) caused by any untrue statement or alleged untrue statement of a material fact contained in any Underwriter Prepared
          Issuer FWP, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iv)
          resulting from the Underwriter's failure to comply with Section 4.3 or failure to file any Underwriter FWP required to be filed in accordance with Section 5.11; provided, however, that the indemnification set forth in clauses (ii) and (iii) of this Section 7.2 shall not apply to the extent of any error or omission in any Underwriter FWP or
          Underwriter Prepared Issuer FWP that was caused by any error or omission in (x) any Pool Information, (y) the Term Sheet Master Tape
          or (z) Issuer Information that is contained in, and was accurately extracted from, the Issuer Free Writing Prospectus, unless such error or omission was corrected in the Issuer Free Writing Prospectus (it also being expressly understood and agreed that the indemnification set forth in clauses (ii) and (iii) of this Section 7.2 shall apply if the Underwriter FWP or Underwriter Prepared Issuer FWP omitted other material Issuer Information from the Issuer Free Writing Prospectus that would have corrected such error or omission); provided, further, that none of the Company, GMACCM or the Underwriters will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the Excluded Information. In addition, the Underwriters agree to indemnify and hold harmless the Company, GMACCM, their respective directors or officers and any person controlling the Company or GMACCM against any and all losses, claims, damages, liabilities and expenses
          (including, without limitation, reasonable attorneys' fees) caused by, resulting from, relating to, or based upon any legend regarding original issue discount on any Certificate resulting from incorrect information provided by the Underwriters in the certificates described in Section 4.5 hereof.

                    SECTION 7.3. In case any proceeding (including any
          governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section
          7.1 or 7.2, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought

                                      -21-

          (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding
          (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to
          Section 7.1, and by the Company or GMACCM, in the case of parties indemnified pursuant to Section 7.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith; provided, the counsel so designated would have no actual or potential conflict of interest in connection with such representation.
          Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

                    SECTION 7.4. If the indemnification provided for in this
          Section 7 is unavailable to an indemnified party under Section 7.1 or
          7.2 hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the
          Company and GMACCM on the one hand and any of the Underwriters, on the other from the offering of the Underwritten Certificates but also the relative fault of the Company and GMACCM on the one hand and any of the Underwriters, on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations.
          The relative fault of the Company and GMACCM,on the one hand and of any of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue

                                      -22-

          statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or GMACCM or by an Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                    SECTION 7.5. The Company, GMACCM and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 7.4 above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to
          Section 7.4, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
          Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    SECTION 7.6. The indemnity and contribution agreements
          contained in this Section 7 and the representations and warranties of the Company and GMACCM in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this
          Agreement, (ii) any investigation made by or on behalf of an
          Underwriter or any person controlling an Underwriter or by or on behalf of the Company or GMACCM and their respective directors or officers or any person controlling the Company or GMACCM and (iii)
          acceptance of and payment for any of the Underwritten Certificates.

     SECTION 8. Termination. This Agreement shall be subject to termination by notice given to the Company and GMACCM, if the sale of the Underwritten
Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company or GMACCM to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the
Company or GMACCM shall be unable to perform their respective obligations under this Agreement. If the Underwriters terminate this Agreement in accordance with this Section 8, the Company or GMACCM will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and sale of the Underwritten Certificates.

     SECTION 9. Default by an Underwriter. If any Underwriter shall fail to purchase and pay for any of the Underwritten Certificates agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its

                                      -23-

obligations under this Agreement, the remaining Underwriters shall be obligated to take up and pay for the Underwritten Certificates that the defaulting
Underwriter agreed but failed to purchase; provided, however, that in the event that the initial principal amount (or with respect to the Class XP Certificates, the initial aggregate notional principal amount) of Underwritten Certificates that the defaulting Underwriter agreed but failed to purchase shall exceed 10%
of the aggregate principal balance of all of the Underwritten Certificates set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the
Underwritten Certificates, and if such nondefaulting Underwriters do not purchase all of the Underwritten Certificates, this Agreement will terminate without liability to the nondefaulting Underwriters, the Company or GMACCM. In the event of a default by any Underwriter as set forth in this Section 9, the
Closing Date for the Underwritten Certificates shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration Statement, the
Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any nondefaulting Underwriter for damages occasioned by its default hereunder.

     SECTION 10. Certain Representations and Indemnities to Survive. The
respective agreements, representations, warranties, indemnities, and other statements of the Company, GMACCM, the Underwriters, or the officers of any of the Company, GMACCM and the Underwriters set forth in or made pursuant to this
Agreement, will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or made by or on behalf of the Company or GMACCM or any of their respective officers, directors or controlling persons, and will survive delivery of and payment for the Underwritten Certificates.

     SECTION 11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of the Underwriters, will be mailed, delivered or telegraphed and confirmed to each Representative at the following address: Deutsche Bank Securities Inc., 60 Wall Street, New York, New
York 10005, Attention: Lainie Kaye; Morgan Stanley & Co. Incorporated, 1585
Broadway, New York, New York 10036, Attention: AJ Sfarra, telecopy number (212)
761-0748, with a copy to Michelle Wilke, Esq., at 1221 Avenue of the Americas,
5th Floor, New York, NY 10020, telecopy number (212) 762-8831; GMAC Commercial
Holding Capital Markets Corp., c/o Newman Financial Services, 401 Manhattan
Beach Boulevard, Suite B, Manhattan Beach, California 90266, Attn: Structured
Finance Group; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 200 Witmer Road, Horsham, Pennsylvania
19044-8015, Attention: Structured Finance Manager with a copy to the General
Counsel, GMAC Commercial Mortgage Corporation; or, if sent to GMACCM, will be mailed, delivered or telegraphed and confirmed to it at 200 Witmer Road,
Horsham, Pennsylvania 19044-8015, Attention: Structured Finance Manager with a copy to the General Counsel, GMAC Commercial Mortgage Corporation.

     SECTION 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

                                      -24-

     SECTION 13. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW
YORK.

     SECTION 14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

                               [SIGNATURES FOLLOW]

                                      -25-

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, GMACCM and the Underwriters.

                                       Very truly yours,

                                       GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                                       By:
                                           -------------------------------------
                                           Name: David Lazarus
                                           Title: Vice President

                                       GMAC COMMERCIAL MORTGAGE CORPORATION

                                       By:
                                           -------------------------------------
                                           Name: David Lazarus
                                           Title: Senior Vice President

     The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

                                       DEUTSCHE BANK SECURITIES INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       MORGAN STANLEY & CO. INCORPORATED

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       GMAC COMMERCIAL HOLDING CAPITAL MARKETS
                                       CORP.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE I

As used in this Agreement, the term "Registration Statement" refers to, collectively, the registration statement No. 333-123974 filed by GMAC Commercial
Mortgage Securities, Inc. on Form S-3 and declared effective by the Commission.

              TITLE AND DESCRIPTION OF THE REGISTERED CERTIFICATES

Mortgage Pass-Through Certificates, Series 2006-C1, Class A-1, Class A-1D, Class
A-1A, Class A-2, Class A-3, Class A-4, Class XP, Class A-M, Class A-J, Class B,
Class C, Class D and Class E

Underwriters: Deutsche Bank Securities Inc. ("Deutsche"), Morgan Stanley & Co.
Incorporated ("Morgan") and GMAC Commercial Holding Capital Markets Corp.
("GMACCH").

Underwriting Agreement, dated January 25, 2006

Cut-off Date: The due date of any Mortgage Loan in January 2006

Allocations: Subject to the terms and conditions of the Underwriting Agreement, each Underwriter has agreed to purchase the percentage of each class of
Certificates as set forth below:

                                ALLOCATION TABLE

              CLASS   CLASS   CLASS   CLASS   CLASS   CLASS   CLASS   CLASS   CLASS   CLASS   CLASS   CLASS   CLASS
UNDERWRITER    A-1     A-1D    A-1A    A-2     A-3     A-4      XP     A-M     A-J      B       C       D       E
-------------------------------------------------------------------------------------------------------------------

Deutsche        50%     50%     50%     50%     50%     50%     50%     50%     50%     50%     50%     50%     50%
Morgan          50%     50%     50%     50%     50%     50%     50%     50%     50%     50%     50%     50%     50%
GMACCH           0%      0%      0%      0%      0%      0%      0%      0%      0%      0%      0%      0%      0%
-------------------------------------------------------------------------------------------------------------------
Total          100%    100%    100%    100%    100%    100%    100%    100%    100%    100%    100%    100%    100%
===================================================================================================================

                                       I-1

                                        INITIAL
   CLASS          INITIAL CLASS      PASS-THROUGH     PURCHASE     RATINGS
DESIGNATION   PRINCIPAL BALANCE(1)       RATE         PRICE(2)    FITCH/S&P
---------------------------------------------------------------------------
A-1              $   37,000,000       4.9750%(3)    100.249696%    AAA/AAA
A-1D             $   15,000,000       4.0840%(3)     97.999841%    AAA/AAA
A-1A             $  296,113,000       5.2330%(5)    100.496304%    AAA/AAA
A-2              $  166,000,000       5.1470%(3)    100.498978%    AAA/AAA
A-3              $   98,000,000       5.2770%(3)    100.495662%    AAA/AAA
A-4              $  576,071,000       5.2380%(5)    100.494316%    AAA/AAA
XP               $1,658,713,000       0.1669%(4)      1.044971%    AAA/AAA
A-M              $  169,740,000       5.2900%(5)    100.497954%    AAA/AAA
A-J              $  114,575,000       5.3490%(5)    100.496839%    AAA/AAA
B                $   36,070,000       5.4290%(5)    100.499182%     AA/AA
C                $   19,096,000       5.3692%(6)    100.499140%    AA-/AA-
D                $   12,731,000       5.3982%(6)    100.494865%     A+/A+
E                $   21,217,000       5.4272%(6)    100.490626%      A/A

----------
     (1) Subject to a variance of plus or minus 5.0%.

     (2) Expressed as a percentage of the Class Principal Balance of the relevant class of Certificates to be purchased hereunder. In addition, as to each such class of Certificates, the Underwriters will pay GMAC Commercial
Mortgage Securities, Inc. accrued interest at the initial Pass-Through Rate therefor from January 1, 2006 to, but not including, the Closing Date.

     (3) The Pass Through Rate is the specified fixed rate.

     (4) The Class XP Certificates will not have a Certificate Balance and will accrue interest on the Notional Amount (as defined herein) thereof at a variable rate based on the Weighted Average Net Mortgage Rate.

     (5) Initial Pass Through Rate. The Pass Through Rate is the lesser of the specified fixed rate and the Weighted Average Net Mortgage Rate.

     (6) Initial Pass Through Rate. The Pass Through Rate is equal to the
Weighted Average Net Mortgage Rate minus a specified fixed rate (which in the case of the Class C Certificates is 0.068%, in the case of the Class D
Certificates is 0.039% and in the case of the Class E Certificates is 0.010%).

Closing Time, Date and Location: 10:00 a.m. New York City time on January 31,
2006 at the offices of Orrick, Herrington & Sutcliffe LLP. Issuance and delivery of Registered Certificates: Each class of Registered Certificates will be issued as one or more Certificates registered in the

                                      I-2

name of Cede & Co., as nominee of The Depository Trust Company. Beneficial owners will hold interests in such Certificates through the book-entry facilities of The Depository Trust Company, in minimum denominations of initial principal balance of (a) in the case of the $25,000 and in any whole dollar denomination in excess thereof.

                                      I-3

                                    EXHIBIT A

                  EXCLUDED INFORMATION OF PROSPECTUS SUPPLEMENT

                   (All circled text and tables are excluded)

                             PROVIDED UPON REQUEST.

                                       A-1

                                    EXHIBIT B

                             UNDERWRITER INFORMATION

                   (All circled text and tables are excluded)

                             PROVIDED UPON REQUEST.

                                       B-1

                                    EXHIBIT C

                                                                January 25, 2006

GMAC Commercial Mortgage Securities, Inc.
GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania 19044

     Re:  GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through
          Certificates, Series 2006-C1

     Pursuant to Section 4.3 of the Underwriting Agreement, dated January 25,
2006 (the "Underwriting Agreement"), among GMAC Commercial Mortgage Securities,
Inc., GMAC Commercial Mortgage Corporation, Deutsche Bank Securities Inc.,
Morgan Stanley & Co. Incorporated and GMAC Commercial Holding Capital Markets
Corp., each an underwriter set forth therein (collectively the "Underwriters")
relating to the Certificates referenced above, each of the undersigned does hereby certify that:

     The prepayment assumption used in pricing the Certificates was 0% CPR except for the Class XP which were priced at 100% CPR assuming the clean up call is exercised.

     With respect to each class of Certificates, set forth below is (i), the first price at which 10% of the aggregate actual principal balance of each such class of Certificates and the notional balance of the Class XP Certificates was sold to the public at a single price, if applicable, or (ii) if more than 10% of a class of Certificates have been sold to the public but no single price is paid for at least 10% of the aggregate actual principal balance of such class of
Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the actual principal balance of such class of Certificates, or (iii) if less than 10% of the aggregate actual principal balance of a class of Certificates has been sold to the public, the purchase price for each such class of Certificates paid by the Underwriters expressed as a percentage of the actual principal balance of such class of
Certificates calculated by: (1) estimating the fair market value of each such class of Certificates as of January 25, 2006; (2) adding such estimated fair market value to the aggregate purchase price of each class of Certificates described in clause (i) or (ii) above; (3) dividing each of the fair market values determined in clause (1) by the sum obtained in clause (2); (4)
multiplying the quotient obtained for each class of Certificates in clause (3)
by the purchase price paid by the Underwriters for all the Certificates; and (5)
for each class of Certificates, dividing the product obtained from such class of
Certificates in clause (4) by the original actual principal balance of such class of Certificates:

Class A-1:    100.249696%
Class A-1D:    97.999841%
Class A-1A:   100.496304%
Class A-2:    100.498978%
Class A-3:    100.495662%
Class A-4:    100.494316%

                                       C-1

Class XP        1.044971%
Class A-M     100.497954%
Class A-J     100.496839%
Class B:      100.499182%
Class C:      100.499140%
Class D:      100.494865%
Class E:      100.490626%

                                       C-2

     The prices set forth above do not include accrued interest with respect to periods before closing.

                                        DEUTSCHE BANK SECURITIES INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        MORGAN STANLEY & CO. INCORPORATED

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        GMAC COMMERCIAL HOLDING CAPITAL MARKETS
                                        CORP.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: